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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 19, 2000

                         PentaStar Communications, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      0-27709                  84-1502003
----------------------------   -----------------------      -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                           Identification No.)

                1522 Blake Street, Denver CO                        80202
                ----------------------------                     ----------
               (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (303) 825-4400

                                      None
                                      ----
         (Former name or former address, if changed since last report.)



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Item 2.  Acquisition or Disposition of Assets

         On July 19, 2000, PentaStar Communications, Inc. ("PentaStar"), through a wholly-owned subsidiary, completed the acquisition of the assets of the Network Services Group of Telecomm Industries Corp. ("TCMM") pursuant to a Purchase Agreement ("Agreement") dated April 15, 2000.

         The initial purchase consideration paid at closing for the assets consisted of $1,065,000 of cash, the issuance of 278,949 shares of PentaStar's common stock, $.0001 par value (which shares had a fair market value as defined in the agreement of $6,465,000), the assumption of $5,723,000 in debt and the assumption of certain operating liabilities. Of the $5,723,000 of assumed debt, $1,260,000 was paid at closing with the remaining $4,463,000 of assumed debt secured by approximately $6,500,000 of future commissions due to PentaStar from existing Ameritech contracts, which should be realized over the next several years. Additional cash purchase consideration up to $1,000,000 can be earned by TCMM based upon achieving certain financial performance criteria commencing with the period beginning April 1, 2000. The purchase price also includes an earn-out arrangement based upon (a) four times the sum of the earnings before interest, taxes and amortization of the operations acquired by PentaStar from TCMM, less an amount equal to 10% of the remaining assumed debt ("EBITA") for the period April 1, 2000 to March 31, 2001 minus (b) consideration already paid. The earnout amount, if any, is payable in cash, PentaStar common stock or a combination thereof, at PentaStar's option. The total amount of cash and stock consideration and assumed short-term debt paid at closing cannot exceed $18,000,000. The 278,949 shares of PentaStar common stock were placed in a general indemnification escrow until the date in which the earnout amount is determined. The initial stock consideration is subject to post-closing adjustments based upon achievement, or non-achievement of a certain EBITA amount during the earn-out period.

         The consideration was determined based upon negotiations between the parties. The source of funds used by PentaStar to pay the cash portion of the consideration was proceeds from PentaStar's October 1999 initial public offering of equity securities and the Company's credit facility.

         TCMM is a full-service communications agent that focuses on providing voice, data, cellular, video and telephone network solutions to business customers. TCMM's Network Services Group is Ameritech's largest distributor of voice and data services. TCMM has a Five-Star rating with Ameritech, a distinction made by Ameritech for those distributors that excel in sales, customer service and customer satisfaction. In addition to being the largest overall Ameritech agent, TCMM is the largest agent in the individual Ameritech states of Indiana and Ohio. TCMM is also an authorized distributor for BellSouth.


Item 7. Financial Statements and Exhibits

     a)   Financial Statements.

          In accordance with Item 7(a)(4) of Form 8-K, the financial statements required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.

     b)   Pro Forma Financial Information.

          In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.



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     c)   Exhibits.

  EXHIBIT NUMBER        DESCRIPTION

         2.12 Purchase Agreement dated April 15, 2000 among PentaStar Communications, Inc., PentaStar Corporation and Telecomm Industries Corp. Pursuant to Item 601 (b)(2) of Regulation S-B under the Securities Exchange Act of 1934, the exhibits to the Purchase Agreement have been omitted. PentaStar agrees to furnish copies of such exhibits to the Commission upon request.

         2.13 Letter Agreement dated July 18, 2000 among PentaStar Communications, Inc., PentaStar Corporation and Telecomm Industries Corp. Pursuant to Item 601 (b)(2) of Regulation S-B under the Securities Exchange Act of 1934, the exhibits to the Letter Agreement have been omitted. PentaStar agrees to furnish copies of such exhibits to the Commission upon request.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 2, 2000                   PENTASTAR COMMUNICATIONS, INC.

                                        By: /s/ David L. Dunham
                                            -----------------------------------
                                            David L. Dunham
                                            Chief Financial Officer


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                                 EXHIBIT INDEX


EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
 2.12         Purchase Agreement dated April 15, 2000 among PentaStar
              Communications, Inc., PentaStar Corporation and Telecomm
              Industries Corp. Pursuant to Item 601 (b)(2) of Regulation S-B
              under the Securities Exchange Act of 1934, the exhibits to the
              Purchase Agreement have been omitted. PentaStar agrees to
              furnish copies of such exhibits to the Commission upon
              request.

 2.13         Letter Agreement dated July 18, 2000 among PentaStar
              Communications, Inc., PentaStar Corporation and Telecomm
              Industries Corp. Pursuant to Item 601 (b)(2) of Regulation S-B under the Securities Exchange Act of 1934, the exhibits to the Letter Agreement have been omitted. PentaStar agrees to furnish copies of such exhibits to the Commission upon request.